UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 27, 2010

Date of Report (Date of earliest event reported)

SOMANETICS CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	0-19095	38-2394784
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Covidien

15 Hampshire Street

Mansfield, MA 02048

(Address of Principal Executive Offices, including Zip Code)

(508) 261-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisiting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 16, 2010, Somanetics Corporation, a Michigan corporation (“Somanetics” or the “Company”), entered into an Agreement and Plan of Merger, as amended (the “Merger Agreement”) with United States Surgical Corporation (“Parent”), a Delaware corporation and indirect, wholly-owned subsidiary of Covidien plc (“Covidien”), and Covidien DE Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) on June 25, 2010 to acquire all of the outstanding common shares of the Company at a purchase price of $25.00 per share in cash, without interest, less applicable withholding taxes (the “Consideration”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 25, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal, each as amended or supplemented from time to time.

On July 27, 2010, Covidien announced the completion of the Offer. The initial offering period of the Offer expired at 12:01 a.m., New York City time, on July 27, 2010. According to BNY Mellon Shareowner Services, the depositary for the Offer, as of 12:01 a.m., New York City time, on July 27, 2010, a total of approximately 9,583,268 Somanetics common shares were validly tendered and not withdrawn in the Offer, which represented approximately 80.2% of all issued and outstanding Somanetics common shares. Subsequently on July 27, 2010, 225,531 additional Somanetics common shares subject to notices of guaranteed delivery and not withdrawn from the Offer were validly tendered upon actual delivery of such shares to the depositary. Merger Sub has accepted for payment all Somanetics common shares that were validly tendered and not withdrawn, and payment for such shares has been or will be made promptly, in accordance with the terms of the Offer. Parent provided sufficient funds to Merger Sub to acquire all of the outstanding Somanetics common shares.

On July 27, 2010, pursuant to the terms of the Merger Agreement, Merger Sub exercised its top-up option, provided for in Section 1.10 of the Merger Agreement, to purchase directly from the Company an additional number of Somanetics common shares sufficient to give Merger Sub ownership of one share more than 90% of the then outstanding Somanetics common shares, when combined with the shares Merger Sub purchased in the Offer and 239,582 previously restricted Somanetics common shares subject to vesting which were validly tendered and not withdrawn immediately following Merger Sub’s acceptance of Somanetics common shares tendered in the initial offering period upon the acceleration of such vesting. Pursuant to the exercise of this top-up option, Merger Sub purchased directly from the Company a total of 8,046,616 newly issued Somanetics common shares (the “Top-Up Shares”) at a price of $25.00 per share in consideration for a promissory note issued to Somanetics in the aggregate amount of $201,165,400. Following the purchase of the Top-Up Shares, on July 27, 2010, Merger Sub effected a short-form merger (the “Merger”) of Merger Sub with and into Somanetics under Michigan and Delaware law, without the need for a meeting of the Company’s shareholders, with Somanetics surviving as an indirect wholly-owned subsidiary of Covidien. At the effective time of the Merger, each issued and outstanding Somanetics common share that was not tendered pursuant to the Offer was cancelled and converted into the right to receive the Consideration (other than Somanetics common shares that are held as treasury stock or held by Parent or Merger Sub).

As a result of the Merger, Somanetics no longer fulfills the numerical listing requirements of The Nasdaq Stock Market (“Nasdaq”). Accordingly, on July 28, 2010, at Somanetics’s request, Nasdaq filed with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 thereby effecting the delisting of the Shares from Nasdaq.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure under Item 3.01 is incorporated herein by reference. The Top-Up Shares were offered and sold to Merger Sub in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 3.03	Material Modification of Rights of Security Holders

At the effective time of the Merger, each issued and outstanding Somanetics common share (other than shares held in the treasury of the Company and shares owned by the Merger Sub or Parent) was converted into the right to receive from the Company the Consideration. At the effective time of the Merger, Somanetics shareholders immediately prior to the Effective Time ceased to have any rights as shareholders in Somanetics (other than their right to receive the Consideration) and accordingly no longer have any interest in Somanetics’ future earnings or growth.

Item 5.01	Changes in Control of Registrant

As a result of the Merger, a change of control of the Company occurred and the Company has become an indirect wholly-owned subsidiary of Covidien. The disclosure under Item 3.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

Pursuant to the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the effective time of the Merger became the directors of the Company following the Merger. The new directors of the Company are Kevin G. DaSilva, John W. Kapples and Matthew J. Nicolella. Pursuant to the terms of the Merger Agreement, the executive officers of Merger Sub immediately prior to the effective time of the Merger became the executive officers of the Company following the Merger. The new executive officers of the Company are Richard J. Meelia, Richard G. Brown, Stephen C. Carey, Kevin G. DaSilva, Charles J. Dockendorff, Lisa K. Golod, Eric C. Green, John W. Kapples, John H. Masterson, Matthew J. Nicolella and Lawrence T. Weiss.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Following consummation of the Merger, on July 28, 2010, the Company’s articles of incorporation and by-laws were amended and restated in their entirety. Copies of the restated articles of incorporation and the Second Amended and Restated By-laws of the Company are filed as Exhibits 3.1 and 3.2 to this report and are incorporated by reference in this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Restated Articles of Incorporation of Somanetics Corporation.

3.2	Second Amended and Restated By-laws of Somanetics Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMANETICS CORPORATION

By:	/s/ Matthew J. Nicolella
Matthew J. Nicolella
Vice President and Assistant Secretary

Date: July 28, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit Name

3.1	Restated Articles of Incorporation of Somanetics Corporation.

3.2	Second Amended and Restated By-laws of Somanetics Corporation.

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